The Liberty Funds
                          Rule 12b-1 Distribution Plan
                                December 29, 2000

         Each Massachusetts Business Trust (Trust) designated in Appendix 1 as revised from time to time, acting severally, adopts the following distribution plan (the Plan) pursuant to Rule 12b-1 (the Rule) under the Investment Company Act of 1940 (Act) on behalf of each Fund in that Trust.

I.       A.       PLANS APPLYING TO CLASS A, B AND C SHARES

         Except as indicated below, each Fund having Class A, B or C Shares shall pay a service fee at the annual rate of 0.25% of the net assets of its Class A, B and C Shares, and a distribution fee at the annual rate of 0.75% of the average daily net assets of its Class B and C Shares.

         Liberty Money Market Fund and Liberty Tax-Exempt Money Market Fund do not pay a service fee on Class A shares.

         Liberty California Tax-Exempt Fund, Liberty Connecticut Tax-Exempt Fund, Liberty Florida Tax-Exempt Fund, Liberty Massachusetts Tax-Exempt Fund, Liberty Michigan Tax-Exempt Fund, Liberty Minnesota Tax-Exempt Fund, Liberty New York Tax-Exempt Fund, Liberty North Carolina Tax-Exempt Fund and Liberty Ohio Tax-Exempt Fund each pays a service fee at the annual rates of:

         (A) 0.10% of the net assets attributable to its outstanding Class A and Class B Shares issued prior to December 1, 1994, and
         (B) 0.25% of the net assets attributable to its outstanding Class A, B and C Shares issued thereafter.

         The Liberty Fund and Liberty Select Value Fund each pays a service fee at the annual rates of:
         (A) 0.15% of the net assets attributable to its outstanding Class A and B Shares issued prior to April 1, 1989, and (B) 0.25% of the net assets attributable to its outstanding Class A, B and C Shares issued thereafter.

         Liberty Strategic Income Fund pays a service fee at the annual rates of:
         (A) 0.15% of its net assets attributable to its outstanding Class A and B Shares issued prior to January 1, 1993, and (B) 0.25% of the net assets attributable to its outstanding Class A, B and C Shares issued thereafter.

         Liberty Short Term Government Fund and Liberty Intermediate Tax-Exempt Fund each pays a service fee at the annual rate of 0.20% of the net assets of its Class A, B and C Shares and a distribution fee at an annual rate of 0.65% of the average daily net assets of its Class B and C Shares.

         Liberty Global Young Investor Fund, Liberty Strategic Balanced Fund, Liberty Newport Europe Fund and Liberty Floating Rate Advantage Fund each pays an annual distribution fee not exceeding 0.10% of the average net assets of its Class A Shares.
         Liberty Floating Rate Advantage Fund pays an annual distribution fee not exceeding 0.45% of the average net assets of its Class B Shares and 0.60% of the average net assets of its Class C Shares.

         Liberty  Tax-Managed  Value  Fund and  Liberty  Tax-Managed  Aggressive
Growth Fund each pays an annual distribution fee not exceeding 0.05% of the average net assets of its Class A Shares.

B.       PLANS APPLYING TO OTHER CLASSES OF SHARES

Liberty Tax-Managed Growth Fund:

         Class E Shares. Class E shares pay a service fee at the annual rate of 0.25% of the net assets of the Class and a distribution fee at the annual rate of 0.10% of the average daily net assets of the Class.

         Class F Shares. Class F Shares pay a service fee at the annual rate of 0.25% of the net assets of the Class and a distribution fee at the annual rate of 0.75% of the average daily net assets of the Class.

Liberty Strategic Income Fund and Liberty Newport Japan Opportunities Fund:

         Class J Shares. Class J Shares pay a service fee at the annual rate of 0.25% of the net assets of the Class and a distribution fee at the annual rate of 0.35% of the average daily net assets of the Class for Colonial Strategic Income Fund and a distribution fee at the annual rate of 0.25% of the average daily net assets of the Class for Newport Japan Opportunities Fund.

Liberty Newport Japan Opportunities Fund:

         Class N Shares. Class N Shares pay a service fee at the annual rate of 0.25% of the net assets of the Class and a distribution fee at the annual rate of 0.75% of the average daily net assets of the Class.

The following Funds do not have 12b-1 Plans for the specified classes of shares:

         Liberty Contrarian Small-Cap Fund, Liberty Contrarian Equity Fund, Liberty Contrarian Balanced Fund, Liberty Contrarian Income Fund,
Liberty Special Fund: Class I Shares.


         Liberty Select Value Fund, Liberty Newport Asia Pacific Fund, Stein Roe Small Cap Tiger Fund: Class S Shares.

         Liberty Newport Tiger Fund: Class T and Class Z Shares.



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         Liberty   Strategic   Income  Fund,   Liberty   Income  Fund,   Liberty
Intermediate Government Fund, Liberty Federal Securities Fund, Liberty Newport Greater China Fund, Liberty Newport International Equity Fund, Liberty Newport Asia Pacific Fund, Liberty Small-Cap Value Fund, Liberty Growth & Income Fund, The Liberty Fund, Liberty High Yield Securities Fund, Liberty Utilities Fund, Liberty Value Fund, Liberty Select Value Fund, Liberty Tax-Managed Growth Fund, Liberty Newport Japan Opportunities Fund, Liberty Tax-Managed Value Fund,
Liberty Newport Europe Fund, Liberty Floating Rate Advantage Fund, Liberty Tax-Managed Growth Fund II, Liberty Tax-Managed Aggressive Growth Fund, Liberty Special Fund: Class Z Shares.

II.      Payments of Fees Under the Plan

         Each Fund shall make all payments of service and distribution fees under this Plan to Liberty Funds Distributor, Inc. (LFDI) monthly, on the 20th day of each month or, if such day is not a business day, on the next business day thereafter. No Fund shall pay, nor shall LFDI be entitled to receive, any amount under this Plan if such payment would result in LFDI receiving amounts in excess of those permitted by applicable law or by rules of the National Association of Securities is Dealers, Inc.

III.     Use of Fees

         LFDI may pay part or all of the service and distribution fees it receives from a Fund as commissions to financial service firms that sell Fund Shares or as reimbursements to financial service firms or other entities that provide shareholder services to record or beneficial owners of shares (including third party administrators of qualified plans). This provision does not obligate LFDI to make any such payments nor limit the use that LFDI may make of the fees it receives.

IV.      Reporting

         LFDI shall provide to the Trust's Trustees, and the Trustees shall review, at least quarterly, reports setting forth all Plan expenditures, and the purposes for those expenditures. Amounts payable under this paragraph are subject to any limitations on such amounts prescribed by applicable laws or rules.

V.       Other Payments Authorized

         Payments by the Trust to LFDI and its affiliates (including Colonial Management Associates, Inc.) other than as set forth in Section I which may be indirect financing of distribution costs are authorized by this Plan.



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VI.      Continuation; Amendment; Termination

         This Plan shall continue in effect with respect to a Class of Shares only so long as specifically approved for that Class at least annually as provided in the Rule. The Plan may not be amended to increase materially the service fee or distribution fee with respect to a Class of Shares without such shareholder approval as is required by the Rule and any applicable orders of the Securities and Exchange Commission, and all material amendments of the Plan must be approved in the manner described in the Rule. The Plan may be terminated with respect to any Class of Shares at any time as provided in the Rule without payment of any penalty. The continuance of the Plan shall be effective only if the selection and nomination of the Trust's Trustees who are not interested persons (as defined under the Act) of the Trust is effected by such non-interested Trustees as required by the Rule.

                    Approved by the Trustees as of the date set forth above:

                    By: _____________________________________
                        William J. Ballou, Secretary For Each Trust



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                           APPENDIX 1 TO RULE 12B-1 DISTRIBUTION PLAN

Trust             Series

Liberty Funds Trust I
                  Liberty High Yield Securities Fund Liberty Income Fund Liberty Strategic Income Fund Liberty Tax-Managed Growth Fund Liberty Tax-Managed Value Fund Liberty Tax-Managed Growth Fund II Liberty Tax-Managed Aggressive Growth Fund

Liberty Funds Trust II
                  Liberty Money Market Fund
                  Liberty Intermediate Government Fund
                  Liberty Short Term Government Fund
                  Liberty Newport Japan Opportunities Fund
                  Liberty Newport Greater China Fund
                  Stein Roe Small Cap Tiger Fund

Liberty Funds Trust III
                  Liberty Select Value Fund
                  The Liberty Fund
                  Liberty Federal Securities Fund
                  Liberty Newport Global Equity Fund
                  Liberty Newport International Equity Fund Liberty Strategic Balanced Fund Liberty Newport Global Utilities Fund Liberty Contrarian Small-Cap Fund Liberty Special Fund Liberty Contrarian Equity Fund Liberty Contrarian Balanced Fund Liberty Oregon Tax-Free Fund Liberty Contrarian Income Fund Liberty Contrarian Fund

Liberty Funds Trust IV
                  Liberty High Yield Municipal Fund
                  Liberty Intermediate Tax-Exempt Fund
                  Liberty Tax-Exempt Fund
                  Liberty Tax-Exempt Insured Fund
                  Liberty Tax-Exempt Money Market Fund
                  Liberty Utilities Fund



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Liberty Funds Trust V
                  Liberty Global Young Investor Fund Liberty Massachusetts Tax-Exempt Fund Liberty Connecticut Tax-Exempt Fund Liberty California Tax-Exempt Fund Liberty Michigan Tax-Exempt Fund Liberty Minnesota Tax-Exempt Fund Liberty New York Tax-Exempt Fund Liberty North Carolina Tax-Exempt Fund Liberty Ohio Tax-Exempt Fund Liberty Florida Tax-Exempt Fund

Liberty Funds Trust VI
                  Liberty Growth & Income Fund
                  Liberty Small-Cap Value Fund
                  Liberty Value Fund
                  Liberty Newport Asia Pacific Fund

Liberty Funds Trust VII
                  Liberty Newport Tiger Fund
                  Liberty Newport Europe Fund

Liberty Floating Rate Advantage Fund